Exhibit 32.2

CERTIFICATION PURSUANT TO 18

U.S.C. SECTION 1350

In connection with the Quarterly Report of Papa Medical Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ended September 30, 2025, as filed with the United States Securities and Exchange Commission on the date hereof (the “report”), the undersigned of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: November 14, 2025

/s/ Hua Yao
Hua Yao
Chief Financial Officer